Filed Pursuant to Rule 424(b)(4)
Registration No. 333-283308

This preliminary prospectus supplement relates to an effective registration statement filed with the U.S. Securities and Exchange Commission but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectuses are not an offer to sell the securities described herein and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 9, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectuses dated November 25, 2024)

6,500,000 Shares

Solaris Energy Infrastructure, Inc.

Class A Common Stock

We are offering 6,500,000 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”). Unless otherwise stated or the context otherwise indicates, all references to “we,” “us,” “our,” and the “Company” or similar expressions refer to Solaris Energy Infrastructure, Inc. and its subsidiaries.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “SEI.” The last reported sales price of our Class A common stock on the New York Stock Exchange on December 6, 2024 was $26.48 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” on page S-12.

	Per Share	Total
Price to Public	$	$
Underwriting Discounts and Commissions(1)	$	$
Proceeds to Solaris Energy Infrastructure, Inc.(2)	$	$

(1)	We refer you to “Underwriting” beginning on page 28 of this prospectus supplement for additional information regarding underwriting compensation.
(2)	Before expenses.

The selling stockholder identified in this prospectus (the “Selling Stockholder”) has granted the underwriters the option to purchase up to an additional 975,000 shares of Class A common stock (the “Option Shares”) on the same terms and conditions set forth above within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of the Option Shares offered by the Selling Stockholder. See the section entitled “Selling Stockholder” herein.

Delivery of the shares of Class A common stock will be made on or about December    , 2024.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Santander

The date of this prospectus supplement is    , 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS DATED NOVEMBER 25, 2024

PROSPECTUS DATED NOVEMBER 25, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in three parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part contains an accompanying primary base prospectus relating to sales of shares of Class A common stock and other securities by Solaris Energy Infrastructure, Inc. and gives more general information, some of which may not apply to this offering. The third part contains an accompanying secondary base prospectus relating to the sales of shares of Class A common stock by several selling stockholders. Generally, when we refer to the prospectuses, we are referring to this prospectus supplement and the accompanying two base prospectuses combined. Unless otherwise indicated, capitalized terms used but not defined herein have the meaning assigned to them in the registration statement of which this prospectus supplement forms a part. You should read the entire prospectus supplement, as well as the accompanying prospectuses and the documents incorporated by reference that are described under “Incorporation of Certain Information by Reference” in this prospectus supplement. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectuses or any documents incorporated by reference herein, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus or documents incorporated by reference herein or therein.

You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectuses prepared by us or on behalf of us or to which we have referred you. Neither we, the Selling Stockholder, the underwriters nor any of our or their representatives have authorized any other person to provide you with information different from that included or incorporated by reference in this prospectus supplement and the accompanying base prospectuses. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the Selling Stockholder nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus supplement, and the information in the accompanying prospectuses or contained in any document incorporated by reference is accurate only as of the date of such prospectus or document incorporated by reference, regardless of the time of delivery of this prospectus supplement any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

TRADEMARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to and does not imply a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

BASIS OF PRESENTATION

MER Acquisition

On September 11, 2024, we completed the acquisition of 100% of the outstanding equity interests in Mobile Energy Rentals, LLC (“MER”) in accordance with a contribution agreement (the “contribution agreement”)

S-ii

dated July 9, 2024 (the “MER Acquisition”). In connection with the MER Acquisition, Solaris Energy Infrastructure, LLC (“Solaris LLC”) issued 16,464,778 units in Solaris LLC, and we issued an equivalent number of shares of Class B common stock, par value $0.00 per share (“Class B common stock”), paid approximately $60.0 million in cash to the sellers of MER, subject to certain adjustments, and repaid approximately $77.1 million of indebtedness owed with respect to advances made to fund capital expenditures. Unless otherwise indicated, information set forth herein relates to the results of operations for the combined company for the periods ended September 30, 2024 and does not include any financial information for MER for the periods ended December 31, 2023.

Pro Forma Presentation

This prospectus supplement also includes and incorporates by reference certain unaudited “pro forma” financial data. As used herein and unless expressly provided otherwise, the term “pro forma” when used with respect to any financial data refers to the historical data of Solaris Energy Infrastructure, Inc., as adjusted as described herein. Pro forma financial data for the year ended December 31, 2023 and the nine months ended September 30, 2024 gives effect to the MER Acquisition as if it had been consummated on January 1, 2023. Pro forma financial data contains certain reclassification adjustments to conform the respective historical financial statement presentation of MER to Solaris Energy Infrastructure, Inc.’s financial statement presentation.

In each case, the pro forma data is presented for illustrative purposes only and should not be relied upon as an indication of the financial condition that would have been achieved if the MER Acquisition had taken place on the specified dates. Accordingly, future results may vary significantly from the results reflected in such pro forma data and should not be relied on as an indication of future results. See our unaudited pro forma combined financial statements and the related notes thereto incorporated by reference herein for additional information.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks, uncertainties and assumptions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “may,” “continue,” “predict,” “potential” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, management changes, current and potential future long-term contracts, the costs of being a publicly traded corporation, our capital programs and our future business and financial performance. In addition, our forward-looking statements address the various risks and uncertainties associated with extraordinary market environments and the expected impact on our businesses, results of operations and earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of the MER Acquisition;

•

the level of domestic spending and access to capital markets which we serve, namely (i) power generation and (ii) the oil and natural gas industry and uncertainty regarding the future actions of oil producers, including the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia and the actions taken to set, maintain or cut production levels;

•

developments and uncertainty in the global economy and the resulting impacts to the demand and supply for power generation or crude oil and natural gas or volatility of the prices for such projects, and therefore the demand for the services we provide and the commercial opportunities available to us;

•

geopolitical risks, including the war between Russia and Ukraine, the Israel and Hamas conflict and continued hostilities in the Middle East which could each affect the stability and continued recovery of oil and gas markets;

•	uncertainty regarding the methods by which the growing demand for power generation will be met in both the short and long term;

•	consolidation amongst current or potential customers that could affect demand for our products and services;

•

inflationary risks, increased interest rates, central bank policy, bank failures and associated liquidity risks and supply chain constraints, including changes in market price and availability of materials and labor;

•	significant changes in the transportation industries or fluctuations in transportation costs or the availability or reliability of transportation that service our business;

•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•

epidemics or pandemics, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to pandemics and their impact on commodity prices, supply and demand considerations and storage capacity;

S-iv

•	technological advancements in well completion technologies and our ability to expand our product and service offerings;

•	competitive conditions in our industry;

•	inability to fully protect our intellectual property rights;

•	actions taken by our customers, competitors and third-party operators;

•	changes in the availability and cost of capital;

•	our ability to successfully implement our business strategy;

•	increases in tax rates or the enactment of taxes that specifically impact exploration and production related operations resulting in an increase in the amount of taxes owed by us;

•	the effects of existing and future laws, rulings, governmental regulations and accounting standards and statements (or the interpretation thereof) on us and our customers;

•	legislative, regulatory and ESG initiatives addressing environmental concerns, including initiatives addressing the impact of global climate change;

•	our ability to obtain and maintain all necessary government and third-party permits, approvals and licenses;

•	safety and environmental requirements that may subject us to unanticipated liabilities;

•	cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

•	the effects of future litigation;

•	credit markets;

•	business acquisitions, including the MER Acquisition;

•	natural or man-made disasters and other external events that may disrupt our manufacturing operations;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions that are not historical; and

•

other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), as supplemented by our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and under Part II, Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

S-v

SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing in our Class A common stock. You should read and carefully consider this entire prospectus supplement, the accompanying prospectuses and the documents incorporated by reference herein and therein before making an investment decision, especially the information presented under the heading “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and our consolidated financial statements and the accompanying notes incorporated by reference herein.

Unless otherwise stated or the context otherwise indicates, all references in this prospectus to the “Company,” “Solaris,” “we,” “us” and “our” refer to Solaris Energy Infrastructure, Inc. and its consolidated subsidiaries. Except as otherwise indicated, all information contained in this prospectus assumes that the underwriters do not exercise their option to purchase additional shares.

Our Company

We provide mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, we serve multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors.

We operate through two reportable business segments:

•

Solaris Logistics Solutions: This segment designs and manufactures specialized equipment that, when combined with field technician support, last mile and mobilization logistics services, and our software solutions, enables us to deliver comprehensive offerings that enhance efficiencies for oil and natural gas operators and their suppliers.

•

Solaris Power Solutions: This segment offers configurable natural gas-powered mobile turbines and ancillary equipment. We lease this equipment to data center, energy, and other commercial and industrial sector customers. This segment was created following our recent MER Acquisition.

MER Acquisition

On September 11, 2024, we acquired MER, a provider of configurable, natural gas-powered mobile turbines and ancillary equipment across energy, data center, and other commercial and industrial markets. This acquisition marks our entry into the scaled distributed power solutions market, strengthening our position as a mobile equipment and logistics solution provider in the oil and gas sector while diversifying our overall business.

The aggregate consideration for the MER Acquisition consisted of:

•	approximately $60,000,000 of base cash consideration, adjusted for customary closing balance sheet and transaction adjustments, and subject further to certain post-closing adjustments;

•	the issuance of 16,464,778 units of Solaris Energy Infrastructure, LLC (“Solaris LLC,” and such units, “Solaris LLC Units”) and an equal number of shares of Class B common stock; and

•	the payoff of approximately $77.1 million of indebtedness owed with respect to advances made to fund capital expenditures.

In connection with the closing of the MER Acquisition we completed our previously announced renaming to “Solaris Energy Infrastructure, Inc.” and the associated commencement of the trading of our Class A common stock on the New York Stock Exchange under the new symbol “SEI.”

Ongoing Acquisition and Investment Activities

We regularly engage in discussions with potential sellers regarding acquisition opportunities. In the event we undertake any such acquisitions or associated financing transactions they could have a material effect on our financial condition and results of operations. To the extent material, we typically announce any such transactions only upon entry into definitive agreements.

Recent Developments

Term Loan B Amendment

On December 9, 2024, we entered into the first amendment (the “First Amendment”) to our senior secured term loan agreement (the “Term Loan Agreement”) with Banco Santander, S.A. New York Branch, as administrative agent, and Silver Point Finance, LLC, as collateral agent, and the lenders party thereto (the “Term Loan Lenders”). Pursuant to the First Amendment, (i) we have agreed to deposit a portion of the proceeds of this offering in a segregated account, in which the Term Loan Lenders hold a priority security interest, to be used exclusively for the purposes of funding our new purchase orders described under “—Solaris Power Solutions Growth Capital Update” or making other permitted capital expenditures (and without a requirement to apply any of the net proceeds from this offering to partially repay the loan), and (ii) the Term Loan Lenders have agreed to a limited waiver of the Term Loan Agreement’s limitation on permissible capital expenditures to permit such new purchase orders and our future payments thereon. As described under “Use of Proceeds,” we expect to use all of the net proceeds of this offering received by us to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity.

Solaris Power Solutions Growth Capital Update

We recently placed orders for nine additional 16.5 MW gas-fired turbines to support rapidly accelerating customer demand, totaling approximately 145 MW in incremental generation capacity. We now expect to exit the first quarter of 2026 with approximately 680 MW of generation capacity. We expect to invest up to $120.0 million for the new turbine order, including ancillary equipment. Additionally, we expect to invest approximately $40.0 million in Selective Catalytic Reduction technology to further enhance the emissions profile of the fleet in support of multi-year installations on selected locations. We expect this approximately $160.0 million growth capital investment to occur primarily over the course of 2025, with equipment deliveries scheduled to occur fourth quarter 2025 through first quarter 2026.

Dividends

On October 30, 2024, our board of directors approved a quarterly cash dividend of $0.12 per share of Class A common stock, payable on December 16, 2024, to holders of record as of December 6, 2024. Purchasers of Class A common stock in this offering will not be entitled to receive such dividend. Additionally, a distribution of $0.12 per unit will be made to the Solaris LLC Unitholders (as defined below) with the same payment and record dates.

New Credit Facility

On October 2, 2024, we entered into a new revolving credit facility with Bank of America (the “New Credit Facility”), acting as agent for the participating lenders. The facility provides for borrowings up to the lesser of $75.0 million and a borrowing base determined by a percentage of eligible accounts receivable and eligible inventory, subject to reserves and other adjustments. At our option, and provided certain conditions are met, the facility may be increased by up to an additional $50.0 million. Additionally, up to $10.0 million of the facility is available for the issuance of letters of credit by the agent. We intend to use the proceeds from this New Credit

Facility for working capital and other corporate purposes. The New Credit Facility matures on October 2, 2029, with provisions for earlier termination under specific conditions.

Our Corporate Structure

We are a holding company the sole material assets of which consist of Solaris LLC Units. We are the managing member of Solaris LLC and are responsible for all operational, management and administrative decisions relating to Solaris LLC’s business. We consolidate the financial results of Solaris LLC and its subsidiaries and report a non-controlling interest related to the portion of Solaris LLC Units not owned by us.

The holders of Solaris LLC Units (other than us) (collectively, the “Solaris LLC Unitholders”) own a corresponding number of shares of our Class B common stock. Each share of Class B common stock has no economic rights but entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation, as amended.

Under the Solaris LLC Agreement, each Solaris LLC Unitholder has, subject to certain limitations, the right (the “Redemption Right”) to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for, at Solaris LLC’s election, (x) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Solaris LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, we (instead of Solaris LLC) have the right (the “Call Right”) to acquire each tendered Solaris LLC Unit directly from the redeeming Solaris LLC Unitholder for, at our election, (x) one share of Class A common stock or (y) an equivalent amount of cash. In addition, upon a change of control of us, we have the right to require each Solaris LLC Unitholder to exercise its Redemption Right with respect to some or all of such unitholder’s Solaris LLC Units. In connection with any redemption of Solaris LLC Units pursuant to the Redemption Right or the Call Right, a corresponding number of shares of Class B common stock will be cancelled.

If the underwriters elect to purchase some or all of the Option Shares, the Selling Stockholder will exercise its Redemption Right with respect to a number of Solaris LLC Units equal to the number of Option Shares to be purchased (which shall not be more than an aggregate of 975,000 Solaris LLC Units) and, upon such exercise, we will acquire each such Solaris LLC Unit directly from the Selling Stockholder for one share of our Class A common stock pursuant to the Call Right. In connection with such redemption, a corresponding number of shares of Class B common stock will be cancelled.

As a result of the redemption of Solaris LLC Units described above, our interest in Solaris LLC will increase. In addition, as a result of such redemption, we may realize certain tax benefits that, in the future, entitle the Selling Stockholder to payments under a Tax Receivable Agreement that we entered into with the Selling Stockholder and the other parties thereto in connection with our initial public offering (the “Tax Receivable Agreement”), which generally provides for the payment by us to each holder of rights under the Tax Receivable Agreement of 85% of the net cash savings, if any, in U.S. federal, state and local income and franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) or are deemed to realize in certain circumstances in periods after our initial public offering as a result of certain increases in tax basis and certain tax benefits attributable to imputed interest. Please read the cautionary statements described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, specifically including the risk factors titled “Solaris Inc. will be required to make payments under the Tax Receivable Agreement for certain tax benefits that it may claim, and the amounts of such payments could be significant” and “In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, Solaris Inc. realizes in respect of the tax attributes subject to the Tax Receivable Agreement,” and the other documents we incorporate by reference herein for more information about the Tax Receivable Agreement.

The following diagram indicates our simplified ownership structure immediately following this offering (assuming that the underwriters’ option to purchase additional shares is not exercised):

Public Investors
SEI Management(1)
Yorktown Energy Partners X, L.P.(2)
2,287,502 Class A Common Stock
3.5% Total Voting Power
34,722,857 Class A Common Stock
51.0% Total Voting Power
21,867,133 Class B Common Stock
33.1% Total Voting Power
190,382 Class B Common Stock
0.3% Total Voting Power
8,054,234 Class B Common Stock
12.2% Total Voting Power
21,867,133 Solaris LLC Units
33.1% of Solaris LLC Units
Solaris Energy Infrastructure, Inc.
(NYSE: SEI)
8,054,234 Solaris LLC Units
12.2% of Solaris LLC Units
Sole Managing Member
37,010,359 Solaris LLC Units
54.7% of Solaris LLC Units
Solaris Energy Infrastructure, LLC
(Solaris LLC)
Operating Subsidiaries

(1)	Includes our directors, executive officers and the former equityholders of MER.
(2)

Yorktown Energy Partners X, L.P., the Selling Stockholder named in this prospectus supplement, is an affiliate of Yorktown Partners LLC. Yorktown Partners LLC is a private investment manager focused on the energy industry. The Selling Stockholder has offered the underwriters the option to purchase up to 975,000 shares of our Class A common stock on the terms described herein. See “Selling Stockholder.”

Principal Executive Offices and Internet Address

Our principal executive offices are located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is www.solaris-energy.com. Our periodic reports and other information filed with or furnished to the SEC are available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

THE OFFERING

Class A common stock offered by us	6,500,000 shares.

Class A common stock offered by the Selling Stockholder	0 shares (975,000 shares if the underwriters’ option to purchase additional shares is exercised in full).

Class A common stock to be outstanding immediately after completion of this offering	37,010,359 shares (37,985,359 shares if the underwriters’ option to purchase additional shares is exercised in full).

Class B common stock to be outstanding immediately after completion of this offering	30,111,749 shares (29,136,749 shares if the underwriters’ option to purchase additional shares is exercised in full), or one share for each Solaris LLC Unit held by the Solaris LLC Unitholders immediately following this offering. Shares of our Class B common stock are non-economic. In connection with any redemption of Solaris LLC Units pursuant to the Redemption Right or acquisition of Solaris LLC Units pursuant to the Call Right, a corresponding number of shares of Class B common stock will be cancelled.

Voting power of Class A common stock after giving effect to this offering	55.1% (or (i) 56.6% if the underwriters’ option to purchase additional shares is exercised in full and (ii) 100% if all outstanding Solaris LLC Units held by the Solaris LLC Unitholders were redeemed for newly issued shares of Class A common stock on a one-for-one basis and all of the shares of our Class B common stock were cancelled).

Voting power of Class B common stock after giving effect to this offering	44.9% (or (i) 43.4% if the underwriters’ option to purchase additional shares is exercised in full and (ii) 0% if all outstanding Solaris LLC Units held by the Solaris LLC Unitholders were redeemed (along with the cancellation of a corresponding number of shares of our Class B common stock) for newly issued shares of Class A common stock on a one-for-one basis).

Voting rights	Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Each share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our certificate of incorporation. See the section entitled “Description of Capital Stock” in the accompanying prospectuses.

Use of proceeds	We estimate that after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $ million of net proceeds from this offering. We intend to contribute all of the net proceeds we receive from this offering to Solaris LLC in exchange for a number of Solaris LLC Units equal to the number of shares of our Class A common stock issued by us in this offering. Solaris LLC will use the net proceeds of this offering received by us to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity. We will not receive any proceeds from the sale of the Option Shares offered by the Selling Stockholder. Please see “Use of Proceeds.”

Dividend policy	On October 30, 2024, our board of directors approved a quarterly cash dividend of $0.12 per share of Class A common stock, payable on December 16, 2024, to holders of record as of December 6, 2024. Purchasers of Class A common stock in this offering will not be entitled to receive such dividend. Additionally, a distribution of $0.12 per unit will be made to the Solaris LLC Unitholders, with the same payment and record dates. We currently intend to continue paying a quarterly dividend, which is currently $0.12 per share of Class A common stock quarterly or $0.48 per share of Class A common stock annually, while retaining the balance of future earnings, if any, to finance the growth of our business. However, our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, our debt agreements contain certain restrictions on our ability to pay cash dividends to holders of our Class A common stock.

Listing symbol	SEI.

Redemption Rights of the Solaris LLC Unitholders

Under the Solaris LLC Agreement, each Solaris LLC Unitholder has, subject to certain limitations, the right, pursuant to the Redemption Right, to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for, at Solaris LLC’s election, (x) shares of our Class A common stock at a redemption ratio of one share of Class A common stock for each Solaris LLC Unit redeemed, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, we (instead of Solaris LLC) have the right, pursuant to the Call Right, to acquire each tendered Solaris LLC Unit directly from the redeeming Solaris LLC Unitholder for, at our election, (x) one share of Class A common stock or (y) an equivalent amount of cash. In addition, upon a change of control of us, we have the right to require each Solaris LLC

Unitholder to exercise its Redemption Right with respect to some or all of such unitholder’s Solaris LLC Units. In connection with any redemption of Solaris LLC Units pursuant to the Redemption Right or the Call Right, a corresponding number of shares of Class B common stock will be cancelled.

Risk Factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 12 and all other information set forth in this prospectus before deciding to invest in our Class A common stock.

The information above does not include 869,928 shares of Class A common stock reserved for issuance pursuant to our long-term incentive plan, or 6,605 shares of Class A common stock issuable upon exercise of outstanding stock options.

SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

The following table sets forth our summary historical financial data (1) as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 and (2) as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023.

The summary historical financial data as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 was derived from our interim unaudited condensed financial statements incorporated by reference herein. The summary historical financial data as of December 31, 2023 and for the years ended December 31, 2023, 2022 and 2021 was derived from our audited financial statements incorporated by reference herein.

The following summary unaudited pro forma condensed combined statement of operations data for the nine-month period ended September 30, 2024 and for the year ended December 31, 2023 is presented as if the proposed transaction had occurred on January 1, 2023 and are derived from the unaudited pro forma condensed combined financial statements as of and for the periods aforementioned incorporated by reference herein.

The unaudited pro forma condensed combined financial statements from which the summary data are derived have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the proposed transaction occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements from which the summary data are derived do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed under “Risk Factors.”

	Historical					Pro Forma
	Nine Months Ended September 30,		Year Ended December 31,			Nine Months Ended September 30,	Year Ended December 31,
	2024	2023	2023	2022	2021	2024	2023
	(in thousands, except per share and operating data)
Statement of Operations Data:
Revenue	$203,329	$212,180	$269,474	$300,000	$145,723	$228,104	$271,621
Revenue – related parties	13,465	17,420	23,473	20,005	13,466	14,632	23,786
Total revenue	216,794	229,600	292,947	320,005	159,189	242,736	295,407
Operating income (loss)	27,077	40,661	49,902	41,804	(387)	24,223	26,180

Net income (loss)	14,914	31,816	38,775	33,512	(1,260)	6,357	5,756
Less: net income (loss) related to non-controlling interests	(5,357)	(11,781)	(14,439)	(12,354)	392	(2,658)	(3,570)
Net income (loss) attributable to Solaris, Inc.	9,557	20,035	24,336	21,258	(868)	3,699	2,185
Earnings (loss) per share)
Basic	$0.31	$0.64	$0.78	$0.64	$(0.04)	$0.11	$0.05
Diluted	$0.30	$0.64	$0.78	$0.64	$(0.04)	$0.09	$0.05
Shares used in per share calculation
Basic	28,433	29,919	29,693	31,479	30,786	28,433	29,693
Diluted	43,247	29,919	29,693	31,479	30,786	58,570	29,693
Balance Sheet Data (as of period end):
Total assets	$939,487		$468,297	$462,576
Credit agreement	—		30,000	8,000
Term Loan	325,000		—	—
Payables related to Tax Receivable Agreement	71,533		71,530	72,622
Total liabilities	446,112		152,717	145,447
Non-Controlling Interest	271,685		109,597	101,414
Total stockholders’ equity attributable to Solaris, Inc.	221,690		205,983	215,715
Consolidated Non-GAAP Data:
EBITDA (1)	$53,482	$67,328	$86,087	$72,237	$26,823	$69,545	$87,588
Adjusted EBITDA (2)	$65,715	$75,371	$96,693	$83,782	$30,066	$81,778	$98,194

(1)

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. For additional information, see “—Non-GAAP Financial Measures.”

(2)

We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and any extraordinary, unusual or non-recurring gains, losses or expenses. For additional information, see “—Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. We view EBITDA and Adjusted EBITDA as important indicators of performance. We use them to assess our results of operations because it allows us, our investors and our lenders to compare our operating performance on a consistent basis across periods by removing the effects of varying levels of interest expense due to our capital structure, depreciation and amortization due to our asset base and other items that impact the comparability of financial results from period to period. We present EBITDA and Adjusted EBITDA because we believe they provide useful information regarding trends and other factors affecting our business in addition to measures calculated under GAAP.

We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

EBITDA and Adjusted EBITDA should not be considered in isolation or as substitutes for an analysis of our results of operation and financial condition as reported in accordance with GAAP. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table presents a reconciliation of Net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Historical					Pro Forma
	Nine Months Ended September 30,		Year Ended December 31,			Nine Months Ended September 30,	Year Ended December 31,
	2024	2023	2023	2022	2021	2024	2023
	(in thousands)
Net income (loss)	$14,914	$31,816	$38,775	$33,512	$(1,260)	$6,357	$5,756
Depreciation and amortization	30,490	26,667	36,185	30,433	27,210	49,407	61,408
Interest expense, net	4,416	2,395	3,307	489	247	13,644	18,192
Income taxes (1)	3,662	6,450	7,820	7,803	626	137	2,232
EBITDA	$53,482	$67,328	$86,087	$72,237	$26,823	$69,545	$87,588
Property tax contingency (2)	(2,483)	—	—	3,072	—	(2,483)	—
Accrued property tax (3)	(1,794)	—	—	—	—	(1,794)	—
Stock-based compensation expense (4)	7,549	5,821	7,732	6,092	5,210	7,549	7,732
Loss on disposal of assets	76	390	386	3,754	125	76	386
Loss on extinguishment of debt (5)	4,085	—	—	—	—	4,085	—
Employee retention credit (6)	—	—	—	—	(2,957)	—	—
Impairment on fixed assets (7)	—	1,423	1,423	—	—	—	1,423
Changes in payables related to Tax Receivable Agreement (8)	(39)	—	—	(663)	—	(39)	—
Credit losses	369	—	810	(420)	365	369	810
Acquisition-related costs (9)	3,942	—	—	—	—	3,942	—
Other (10)	528	409	255	(290)	500	528	255
Adjusted EBITDA	$65,715	$75,371	$96,693	$83,782	$30,066	$81,778	$98,194

(1)	United States federal and state income taxes.
(2)	Represents reversal of a portion of previously recognized property tax contingency following a settlement agreement with Brown County Appraisal District.
(3)

Represents reversal of previously recognized accrued property tax expenses following a settlement agreement with Brown County Appraisal District, included in cost of services in the condensed consolidated statements of operations.

(4)	Represents stock-based compensation expense related to restricted stock awards and performance-based restricted stock units.
(5)

Primarily consists of the write-off of the unamortized portion of debt financing costs associated with securing a bridge financing facility, which had not been utilized and was subsequently extinguished upon obtaining alternative financing for the MER Acquisition.

(6)	Employee retention credit as part of the Consolidated Appropriations Act of 2021, net of administrative fees.
(7)	Impairment recorded on certain fixed assets classified as assets held for sale during the year ended September 30, 2023.
(8)	Reduction in liability due to state rate changes.
(9)	Represents costs incurred to affect the MER Acquisition.
(10)	Other includes the net effect of inventory write-offs severance costs, transaction costs and other settlements.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), which are incorporated by reference herein, together with all of the other information included in this prospectus supplement, the accompanying prospectuses and the documents we incorporate by reference, in evaluating an investment in our securities. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Class A common stock could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities, you should also refer to the other information contained in or incorporated by reference into this prospectus supplement, including the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

We are a holding company. Our sole material asset is our equity interest in Solaris LLC and we are accordingly dependent upon distributions from Solaris LLC to pay taxes, make payments under the Tax Receivable Agreement and cover our corporate and other overhead expenses.

We are a holding company and have no material assets other than our equity interest in Solaris LLC. See “Summary—Our Corporate Structure.” We have no independent means of generating revenue. To the extent that we need funds, including to make payments under the Tax Receivable Agreement, and Solaris LLC or its subsidiaries are restricted from making such distributions or payments under applicable law or regulation or under the terms of our existing debt instruments or any future financing arrangements, or are otherwise unable to provide such funds, our liquidity and financial condition could be materially adversely affected.

Our stock price could be volatile, and you may not be able to resell shares of your Class A common stock at or above the price you paid.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Class A common stock. In addition, the market price of our Class A common stock may fluctuate significantly in response to a number of factors outside of our control, including public reaction to our releases and filings, actions by our competitors and actions by our stockholders. Additionally, if our results fail to meet analyst expectations or if analysts cease coverage of our Company, fail to publish reports on us regularly, or downgrade our Class A common stock, our stock price or trading volume could decline. Volatility in the market price of our Class A common stock may prevent you from being able to sell your Class A common stock at or above the price at which you purchased the stock. As a result, you may suffer a loss on your investment. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

Future sales of our Class A common stock in the public market, or the perception that such sales may occur, could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.

We may sell additional shares of our Class A common stock in subsequent offerings. In addition, subject to certain limitations and exceptions, the Solaris LLC Unitholders may cause Solaris LLC to redeem their Solaris LLC Units for shares of our Class A common stock (on a one-for-one basis, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions), with the corresponding shares of Class B common stock being cancelled in connection therewith, and then sell those shares of Class A common stock. Sales of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A common stock.

On September 11, 2024, we issued 16,464,778 shares of Class B common stock as part of the MER Acquisition. Such shares are subject to contractual sale restrictions pursuant to the contribution agreement, with such lock-ups expiring on March 10, 2025.

Certain of the principal stockholders (including the former equityholders of MER) are party to registration rights agreements with us that requires us to effect the registration of their shares of Class A common stock (including such Class A common stock acquired pursuant to an exercise of the Redemption Right) in certain circumstances. Any sales of shares of our Class A common stock by such holders, or expectations thereof, could similarly have the effect of depressing the market price for our Class A common stock.

We cannot predict the size of future issuances of our Class A common stock or securities convertible into Class A common stock or the effect, if any, that future issuances and sales of shares of our Class A common stock will have on the market price of our Class A common stock. Sales of substantial amounts of our Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our Class A common stock.

Our principal stockholders collectively hold a significant amount of the voting power of our common stock.

Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or our certificate of incorporation, as amended. Our two largest beneficial owners, Yorktown Energy Partners X, L.P. (the Selling Stockholder) and William A. Zartler own a substantial majority of our Class B common stock, which represents approximately 20.3% of our combined voting power (or 18.3% as adjusted to give effect to this offering, or 16.9% as further adjusted to give effect to the exercise in full of the underwriters’ option to purchase additional shares). Although our largest investors are entitled to act separately in their own respective interests with respect to their ownership in us, if they choose to act in concert, they will together have the ability to strongly influence the election of the members of our board of directors, and thereby our management and affairs. In addition, they will be able to strongly influence the outcome of all matters requiring stockholder approval, including mergers and other material transactions. The existence of significant stockholders may also have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company. Moreover, this concentration of stock ownership may also adversely affect the trading price of our Class A common stock to the extent investors perceive a disadvantage in owning stock of a company with a large stockholder.

The underwriters of this offering may waive or release parties to the lock-up agreements entered into in connection with this offering, which could adversely affect the price of our Class A common stock.

We, all of our directors and executive officers and the Selling Stockholder have entered or will enter into lock-up agreements pursuant to which we and they will be subject to certain restrictions with respect to the sale or other disposition of our Class A common stock for a period of 60 days following the date of this prospectus. Santander US Capital Markets LLC, at any time and without notice, may release all or any portion of the Class A common stock subject to the foregoing lock-up agreements. See “Underwriting” for more information on these agreements. If the restrictions under the lock-up agreements are waived, then the Class A common stock, subject to compliance with the Securities Act or exceptions therefrom, will be available for sale into the public markets, which could cause the market price of our Class A common stock to decline and impair our ability to raise capital. Sales of a substantial number of shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your Class A common stock at a time and price that you deem appropriate.

The unaudited pro forma financial statements and the summary pro forma financial data included or incorporated by reference in this prospectus supplement, or otherwise disclosed by us, are based on a number of preliminary estimates and assumptions and may differ materially from what our actual results would have been if the MER Acquisition had been completed on the dates indicated therein.

The unaudited pro forma information included or incorporated by reference in this prospectus supplement, or otherwise disclosed by us, is presented for illustrative purposes only, has been prepared based on available information and certain assumptions and estimates that we believe are reasonable, and is not necessarily indicative of what our actual financial position or results of operations would have been had the pro forma events been completed on the dates indicated. Further, the combined company’s actual results and financial position after the pro forma events occur may differ materially and adversely from the unaudited pro forma information included or incorporated by reference in this prospectus supplement. For additional information, see “Basis of Presentation.”

If securities or industry analysts adversely change their recommendations regarding our Class A common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our company downgrades our Class A common stock or if our operating results do not meet their expectations, our stock price could decline.

USE OF PROCEEDS

We estimate that after deducting underwriting discounts and commissions and estimated offering expenses payable by us, we will receive approximately $    million of net proceeds from this offering. We intend to contribute all of the net proceeds we receive from this offering to Solaris LLC in exchange for a number of Solaris LLC Units equal to the number of shares of our Class A common stock issued by us in this offering. Solaris LLC will use the net proceeds of this offering received by us to fund growth capital for additional power generation equipment, including new natural gas turbines and complementary “balance of plant” electrical equipment, to support customer activity.

We will not receive any proceeds from the sale of the Option Shares by the Selling Stockholder offered under this prospectus supplement. Any proceeds from the sale of the Option Shares under this prospectus supplement will be received by the Selling Stockholder. However, pursuant to the Registration Rights Agreement, dated May 17, 2017, by and among us and each of the Holders set forth on the signature pages thereto, we will pay the expenses, other than the underwriting discounts and commissions, associated with the sale of the Class A common stock by the Selling Stockholder pursuant to this prospectus supplement.

DIVIDEND POLICY

On October 30, 2024, our board of directors approved a quarterly cash dividend of $0.12 per share of Class A common stock, payable on December 16, 2024, to holders of record as of December 6, 2024. Purchasers of Class A common stock in this offering will not be entitled to receive such dividend. Additionally, a distribution of $0.12 per unit will be made to the Solaris LLC Unitholders, with the same payment and record dates.

We currently intend to continue paying a quarterly dividend, which is currently $0.12 per share of Class A common stock quarterly or $0.48 per share of Class A common stock annually, while retaining the balance of future earnings, if any, to finance the growth of our business. However, our future dividend policy is within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, statutory restrictions on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, our debt agreements contain certain restrictions on our ability to pay cash dividends to holders of our Class A common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2024:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of Class A common stock in this offering, assuming no exercise by the underwriters of their option to purchase additional shares, and the application of the net proceeds therefrom as set forth under “Use of Proceeds.”

You should read the following table in conjunction with our consolidated financial statements and related notes and our unaudited pro forma financial statements and related notes appearing elsewhere in this prospectus.

	As of September 30, 2024
	Actual	As Adjusted
	(in thousands, except par value)) (unaudited)
Cash and cash equivalents(1)	$18,634	$
Long-term debt (2)
Term loan	325,000		325,000

Less: unamortized debt financing costs	(9,692)		(9,692)

Total debt, net of debt financing costs	315,308		315,308

Less: current portion of long-term debt	(4,063)		(4,063)

Long-term debt	$311,245		$311,245

Stockholders’ equity
Class A common stock, $0.01 par value; 600,000 shares authorized, 30,455 shares issued and outstanding (Actual); 36,955 shares issued and outstanding (As Adjusted)	284		349
Class B common stock, zero par value, 180,000 shares authorized, 30,137 shares issued and outstanding (Actual); 30,137 shares issued and outstanding (As Adjusted)	—		—
Preferred stock, $0.01 per share; 50,000 shares authorized, no shares issued or outstanding (Actual), no shares issued and outstanding (As Adjusted)	—		—
Additional paid-in capital	206,332
Retained earnings	15,074		15,074

Total stockholders’ equity attributable to Solaris Inc.	$221,690	$
Noncontrolling interest	271,685		271,685

Total capitalization	$804,620	$

(1)	A portion of the proceeds received from this offering will be subject to the restrictions set forth in “Recent Development—Term Loan B Amendment.”
(2)

On October 2, 2024, we entered into the New Credit Facility with Bank of America, acting as for the participating lenders. The New Credit Facility provides for borrowings up to the lesser of $75.0 million and a borrowing base determined by a percentage of eligible accounts receivable and eligible inventory, subject to reserves and other adjustments. At our option, and provided certain conditions are met, the facility may be increased by up to an additional $50.0 million. Additionally, up to $10.0 million of the facility is available for the issuance of letters of credit by the agent. See “Summary—Recent Developments—New Credit Facility” for additional information regarding the New Credit Facility.

The information presented above assumes no exercise of the underwriters’ option to purchase additional shares of Class A common stock. The table does not reflect shares of Class A common stock reserved for issuance under our long-term incentive plan.

SELLING STOCKHOLDER

The following table sets forth information regarding (i) the beneficial ownership of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock being offered hereby by the Selling Stockholder identified below, following the Selling Stockholder’s redemption of a number of Solaris LLC Units equal to the number of Option Shares, together with the cancellation of an equivalent number of shares of our Class B common stock, for an equivalent number of shares of our Class A common stock and information with respect to shares to be beneficially owned by the Selling Stockholder after completion of this offering. The number of shares of Class A common stock and Class B common stock outstanding and percentages of beneficial ownership provided in the table below are based on the beneficial ownership as of December 5, 2024, and are based on 30,510,359 shares of our Class A common stock and 30,111,749 shares of our Class B common stock outstanding as of December 5, 2024.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. Shares of common stock subject to currently exercisable and convertible securities currently convertible, or exercisable or convertible within 60 days after the date of this prospectus supplement, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity.

We prepared the table below based on information provided to us by the Selling Stockholder. We have not sought to verify such information.

	Shares Beneficially Owned Before the Offering						Shares of Class A common stock that may be sold hereby if the underwriters’ option to purchase the Option Shares is exercised in full (3)	Shares Beneficially Owned After the Offering
Selling Stockholder (1)	Class A Common Stock		Class B Common Stock		Combined Voting Power (2)			Class A Common Stock (4)		Class B Common Stock		Combined Voting Power (2)
	Number	% of Class	Number	% of Class	Number	%		Number	% of Class	Number	% of Class	Number	%
Yorktown Energy Partners X, L.P. (5)(6)	—	—	8,054,234	26.7%	8,054,234	13.3%	975,000	—	—	7,079,234	24.3%	7,079,234	10.5%

(1)	The Selling Stockholder is a member of Solaris LLC and holds one share of Class B common stock for each Solaris LLC Unit that it holds.
(2)

Represents percentages of voting power of our Class A common stock and Class B common stock voting together as a single class. Each Solaris LLC Unitholder holds one share of Class B common stock for each Solaris LLC Unit that it holds. Each share of Class B common stock has no economic rights but entitles the holder thereof to one vote for each Solaris LLC Unit that it holds. Accordingly, the holders of our Class B common stock collectively have a number of voting shares in us equal to the number of Solaris LLC Units that they hold.

(3)	Includes shares of our Class B common stock owned by the Selling Stockholder.
(4)

Assumes that the Selling Stockholder disposes of all shares of Class A common stock covered by this prospectus supplement and does not acquire (and does not otherwise have) beneficial ownership of any additional shares of Class A common stock.

(5)	Based on a Schedule 13G/A filing with the SEC on February 14, 2023. Yorktown Energy Partners X, L.P. reported sole voting and dispositive power as to 8,054,234 shares of Class B common stock.
(6)

Yorktown X Company L.P. is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company L.P. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company L.P. and

Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interests therein. W. Howard Keenan, Jr., serves as a member of our board of directors, is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in shares of common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

•	whether the investment is permitted under the terms of the applicable documents governing the Plan;

•

whether the acquisition or holding of the shares of common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•

whether the Plan will be considered to hold, as plan assets, (i) only shares of common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of

ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to excise taxes, penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

Because of the foregoing, shares of common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:

(a)

the equity interests acquired by ERISA Plans are “publicly-offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

(b)

the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

(c)

there is no significant investment by “benefit plan investors” (as defined in the DOL regulations)—i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of common stock. Purchasers of shares of common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of common stock complies with the fiduciary responsibility rules of

ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of shares of common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below) that holds our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

•	dealers in securities or foreign currencies;

•	persons whose functional currency is not the U.S. dollar;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•

persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF

OUR CLASS A COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.

Distributions

Distributions of cash or other property on our Class A common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock and thereafter as capital gain from the sale or exchange of such Class A common stock. See “—Gain on Sale or Other Taxable Disposition of Class A Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•

the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•

our Class A common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our Class A common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our Class A common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Class A common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including dividends on our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S.

FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO)TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated     , 2024, we have agreed to sell to the underwriters named below, for whom Santander US Capital Markets LLC is acting as representative, the following respective numbers of shares of Class A common stock:

Underwriter	Number of Shares
Santander US Capital Markets LLC

Total	6,500,000

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of Class A common stock in the offering if any are purchased, other than those shares covered by the option described below. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The Selling Stockholder has granted the underwriters a 30-day option to purchase up to 975,000 additional shares of Class A common stock at the public offering price less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

The underwriters propose to offer the shares of Class A common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $    per share. After the initial offering of the shares of Class A common stock, the underwriters may change the public offering price and concession and discount to broker/dealers. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the public offering price, underwriting discount and commissions to be paid by us and the Selling Stockholder, and proceeds before expenses to us and the Selling Stockholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

Total
	Per Share	Without Option		With Option
Public offering price	$	$		$
Underwriting discounts and commissions paid by us	$	$		$
Underwriting discounts and commissions to be paid by the Selling Stockholder	$		—	$
Proceeds, before expenses, to us	$	$		$
Proceeds, before expenses, to the Selling Stockholder	$		—	$

We estimate that our out-of-pocket expenses for this offering will be approximately $   million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $   as set forth in the underwriting agreement.

Santander US Capital Markets LLC has informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of Class A common stock being offered.

In connection with this offering, we agreed that, subject to certain exceptions, we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Santander US Capital Markets LLC for a period of 60 days after the date of this prospectus supplement.

We, our officers and directors and the Selling Stockholder have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our Class A common stock, whether any of these transactions are to be settled by delivery of our Class A common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Santander US Capital Markets LLC for a period of 60 days after the date of this prospectus supplement.

Santander US Capital Markets LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release the common stock and other securities from lock-up agreements, Santander US Capital Markets LLC will consider, among other factors, the holder’s reasons for requesting the release and the number of shares of common stock or other securities for which the release is being requested.

We and the Selling Stockholder have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

Our Class A common stock is listed on the NYSE under the symbol “SEI.”

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering the underwriters may engage in stabilizing transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•

Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Class A common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•

In passive market making, market makers in the Class A common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchases of our Class A common stock until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Class A common stock or preventing or retarding a decline in the market price of the Class A common stock. As a result the price of our Class A common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Selling Restrictions

EEA Restriction

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus (the “Shares”) may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) to legal entities which are qualified investors as defined under the Prospectus Directive;

(b) by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Shares shall result in a requirement for the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

This prospectus is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, or the Financial Instruments and Exchange Law, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Canadian Residents

Resale Restrictions

The distribution of our Class A common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our Class A common stock in Canada must be made under applicable Canadian securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales outside of Canada. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian Purchasers

By purchasing our Class A common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable Canadian securities laws to purchase our Class A common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106 Prospectus Exemptions,

•	the purchaser is a “permitted client” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•	where required by law, the purchaser is purchasing as principal and not as agent, and

•	the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 Underwriting Conflicts from having to provide certain underwriter conflicts of interest disclosure in connection with this offering.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our Class A common stock in their particular circumstances and about the eligibility of our Class A common stock for investment by the purchaser under relevant Canadian legislation.

Language of Documents

Each Canadian purchaser hereby confirms its express wish that all documents evidencing or relating in any way to the sale of securities described herein and all other contracts and related documents be drafted in the English language. Chaque investisseur Canadian confirme sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes ainsi que tous les autres contrats et documents s’y rattachant soient rédigées en langue anglaise.

LEGAL MATTERS

The validity of our Class A common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mobile Energy Rentals, LLC as of December 31, 2023 and December 31, 2022, and for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our Class A common stock offered hereby. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the Class A common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith and the accompanying prospectuses. Statements contained in this prospectus supplement as to the contents of any contract, agreement or any other document are summaries of the material terms of this contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Our registration statement, of which this prospectus supplement constitutes a part, can be downloaded from the SEC’s website. We file with or furnish to the SEC periodic reports and other information. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at solaris-energy.com. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, amendments to those reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. We make our website content available for information purposes only. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement and investors should not rely on such information in making a decision to purchase our Class A common stock.

We furnish or make available to our stockholders annual reports containing our audited financial statements prepared in accordance with GAAP. We also furnish or make available to our stockholders quarterly reports containing our unaudited interim financial information, including the information required by Form 10-Q, for the first three fiscal quarters of each fiscal year.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

In particular, we incorporate by reference into this prospectus supplement the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•

the Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 27, 2024 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2024);

•

the Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on April 26, 2024, for the quarter ended June 30, 2024, filed on August 9, 2024, and for the quarter ended September 30, 2024, filed on November 7, 2024; and

•	the Current Reports on Form 8-K/A filed on November 18, 2024 and Form 8-K filed on May 20, 2024, July 10, 2024, August 5, 2024, September 3, 2024, September 17, 2024 and October 8, 2024; and

•

the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed on May 10, 2017, including any amendments or reports filed for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the registration statement, the above filings and any future filings that are incorporated by reference into this prospectus, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at the following address:

Solaris Energy Infrastructure, Inc.

Attention: Investor Relations

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(281) 501-3070

Filed Pursuant to Rule 424(b)(4)

Registration No. 333-283308

PROSPECTUS

Solaris Energy Infrastructure, Inc.

$500,000,000

Class A Common Stock

Preferred Stock

From time to time we may offer and sell the following securities:

•	Shares of Class A common stock, par value $0.01 per share (“Class A common stock”); and

•	Shares of preferred stock, par value $0.01 per share (“preferred stock”).

The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SEI.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Solaris Energy Infrastructure, Inc. and the securities we may offer. Each time securities are offered by means of this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Solaris Energy Infrastructure, Inc. and its subsidiaries and predecessors.

ii

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•

our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 27, 2024 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2024);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on April 26, 2024, August 9, 2024 and November 7, 2024, respectively;

•

our Current Reports on Form 8-K filed on May 20, 2024, July  10, 2024, August  5, 2024, September  3, 2024, September  17, 2024 and October  8, 2024, and our Current Report on Form 8-K/A filed on November 18, 2024; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on May 10, 2017, including any amendments or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, solaris-energy.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Solaris Energy Infrastructure, Inc.

Attention: Investor Relations

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(281) 501-3070

iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties and assumptions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “may,” “continue,” “predict,” “potential” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, management changes, current and potential future long-term contracts, the costs of being a publicly traded corporation, our capital programs and our future business and financial performance. In addition, our forward-looking statements address the various risks and uncertainties associated with extraordinary market environments and the expected impact on our businesses, results of operations and earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisition of Mobile Energy Rentals, LLC;

•

the level of domestic spending and access to capital markets which we serve, namely (i) power generation and (ii) the oil and natural gas industry and uncertainty regarding the future actions of oil producers, including the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia and the actions taken to set, maintain or cut production levels;

•

developments and uncertainty in the global economy and the resulting impacts to the demand and supply for power generation or crude oil and natural gas or volatility of the prices for such projects, and therefore the demand for the services we provide and the commercial opportunities available to us;

•

geopolitical risks, including the war between Russia and Ukraine, the Israel and Hamas conflict and continued hostilities in the Middle East which could each affect the stability and continued recovery of oil and gas markets;

•	uncertainty regarding the methods by which the growing demand for power generation will be met in both the short and long term;

•	consolidation amongst current or potential customers that could affect demand for our products and services;

•

inflationary risks, increased interest rates, central bank policy, bank failures and associated liquidity risks and supply chain constraints, including changes in market price and availability of materials and labor;

•	significant changes in the transportation industries or fluctuations in transportation costs or the availability or reliability of transportation that service our business;

•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•

epidemics or pandemics, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to pandemics and their impact on commodity prices, supply and demand considerations and storage capacity;

•	technological advancements in well completion technologies and our ability to expand our product and service offerings;

iv

•	competitive conditions in our industry;

•	inability to fully protect our intellectual property rights;

•	actions taken by our customers, competitors and third-party operators;

•	changes in the availability and cost of capital;

•	our ability to successfully implement our business strategy;

•	increases in tax rates or the enactment of taxes that specifically impact exploration and production related operations resulting in an increase in the amount of taxes owed by us;

•	the effects of existing and future laws, rulings, governmental regulations and accounting standards and statements (or the interpretation thereof) on us and our customers;

•	cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

•	the effects of future litigation;

•	credit markets;

•	business acquisitions, including the acquisition of Mobile Energy Rentals, LLC;

•	natural or man-made disasters and other external events that may disrupt our manufacturing operations;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions that are not historical; and

•

other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and under Part II, Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

v

ABOUT SOLARIS ENERGY INFRASTRUCTURE, INC.

Solaris Energy Infrastructure, Inc. and its consolidated subsidiaries provide mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Solaris delivers these offerings through its Solaris Logistics Solutions and Solaris Power Solutions business segments.

Our principal executive offices are located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is solaris-energy.com. The information on our website is not part of this prospectus.

1

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

2

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

3

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, as amended, our authorized capital stock consists of 600,000,000 shares of Class A common stock, $0.01 par value per share 180,000,000 shares of Class B common stock, $0.00 par value per share (“Class B common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, there were 30,455,600 shares of our Class A common stock outstanding, 30,136,749 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding.

The following description of capital stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally. Each member of Solaris Energy Infrastructure, LLC (“Solaris LLC”) has received one share of Class B common stock for each unit of Solaris LLC (the “Solaris LLC Unit”) that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be adopted by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

4

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon the Company’s liquidation or winding up.

Redemption Right. Each Member of Solaris LLC has received one share of Class B common stock for Solaris LLC Unit that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds. Pursuant to the second amended and restated limited liability company agreement of Solaris LLC, as amended from time to time (the “Solaris LLC Agreement”), each holder of Solaris LLC Units has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation,

Our Amended and Restated Bylaws and Delaware Law

Certain provisions of Delaware law and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws described below could make it more difficult for a third party to acquire the Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Our amended and restated certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law (“DGCL”), which, in the absence of such provisions, would have

5

imposed additional requirements regarding mergers and other business combinations. Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock entitled to vote thereon, voting together as a single class;

6

•

provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•

Yorktown Partners LLC and our directors who are not also our officers (collectively, the “Designated Parties”) have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•

any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents.

7

The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreement with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “SEI.”

8

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise, through agents, on one or more exchanges, directly to one or more purchasers, including existing stockholders, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may engage in at-the-market offerings and offer our securities into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

9

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

10

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and the independent registered public accounting firm’s report on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mobile Energy Rentals, LLC as of December 31, 2023 and December 31, 2022, and for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

11

Filed Pursuant to Rule 424(b)(4)

Registration No. 333-283308

PROSPECTUS

Solaris Energy Infrastructure, Inc.

12,294,549 Shares of Class A Common Stock

The securities to be offered and sold using this prospectus includes 12,294,549 shares of Class A common stock, par value $0.01 per share (the “Class A common stock”) issuable upon redemption of units in Solaris Energy Infrastructure, LLC, together with an equal number of shares of our Class B common stock, par value $0.00 per share (the “Class B common stock”). These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling stockholders may sell the shares of Class A common stock offered by this prospectus from time to time on any exchange on which the shares of Class A common stock are listed on terms to be negotiated with buyers. They may also sell the shares of Class A common stock in private sales or through dealers or agents. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.

Our Class A common stock is traded on the New York Stock Exchange under the symbol “SEI.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2024.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference herein. We and the selling stockholders have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the Class A common stock described in this prospectus in one or more offerings. This prospectus generally describes Solaris Energy Infrastructure, Inc. and the Class A common stock that the selling stockholders may offer. Each time securities are offered by means of this prospectus, the selling stockholders are required to provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that have been incorporated by reference into this prospectus. Please read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” carefully before buying any of the securities being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “our,” “us” or like terms refer to Solaris Energy Infrastructure, Inc. and its subsidiaries and predecessors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

•

our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 27, 2024 (including the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement filed on April 4, 2024);

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed on April 26, 2024, August 9, 2024 and November 7, 2024, respectively;

•

our Current Reports on Form 8-K filed on May 20, 2024, July  10, 2024, August  5, 2024, September  3, 2024, September  17, 2024 and October  8, 2024, and our Current Report on Form 8-K/A filed on November 18, 2024; and

•

the description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on May 10, 2017, including any amendments or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

We make available free of charge on or through our website, solaris-energy.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by contacting us at:

Solaris Energy Infrastructure, Inc.

Attention: Investor Relations

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(281) 501-3070

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which involve risks, uncertainties and assumptions. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “could,” “may,” “continue,” “predict,” “potential” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Our forward-looking statements include statements about our business strategy, our industry, our future profitability, our expected capital expenditures and the impact of such expenditures on our performance, management changes, current and potential future long-term contracts, the costs of being a publicly traded corporation, our capital programs and our future business and financial performance. In addition, our forward-looking statements address the various risks and uncertainties associated with extraordinary market environments and the expected impact on our businesses, results of operations and earnings.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

•	our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisition of Mobile Energy Rentals, LLC;

•

the level of domestic spending and access to capital markets which we serve, namely (i) power generation and (ii) the oil and natural gas industry and uncertainty regarding the future actions of oil producers, including the members of the Organization of the Petroleum Exporting Countries (OPEC) and Russia and the actions taken to set, maintain or cut production levels;

•

developments and uncertainty in the global economy and the resulting impacts to the demand and supply for power generation or crude oil and natural gas or volatility of the prices for such projects, and therefore the demand for the services we provide and the commercial opportunities available to us;

•

geopolitical risks, including the war between Russia and Ukraine, the Israel and Hamas conflict and continued hostilities in the Middle East which could each affect the stability and continued recovery of oil and gas markets;

•	uncertainty regarding the methods by which the growing demand for power generation will be met in both the short and long term;

•	consolidation amongst current or potential customers that could affect demand for our products and services;

•

inflationary risks, increased interest rates, central bank policy, bank failures and associated liquidity risks and supply chain constraints, including changes in market price and availability of materials and labor;

•	significant changes in the transportation industries or fluctuations in transportation costs or the availability or reliability of transportation that service our business;

•	large or multiple customer defaults, including defaults resulting from actual or potential insolvencies;

•

epidemics or pandemics, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to pandemics and their impact on commodity prices, supply and demand considerations and storage capacity;

•	technological advancements in well completion technologies and our ability to expand our product and service offerings;

•	competitive conditions in our industry;

•	inability to fully protect our intellectual property rights;

•	actions taken by our customers, competitors and third-party operators;

•	changes in the availability and cost of capital;

•	our ability to successfully implement our business strategy;

•	increases in tax rates or the enactment of taxes that specifically impact exploration and production related operations resulting in an increase in the amount of taxes owed by us;

•	the effects of existing and future laws, rulings, governmental regulations and accounting standards and statements (or the interpretation thereof) on us and our customers;

•	cyber-attacks targeting systems and infrastructure used by the oil and natural gas industry;

•	the effects of future litigation;

•	credit markets;

•	business acquisitions, including the acquisition of Mobile Energy Rentals, LLC;

•	natural or man-made disasters and other external events that may disrupt our manufacturing operations;

•	uncertainty regarding our future operating results;

•	plans, objectives, expectations and intentions that are not historical; and

•

other risks and uncertainties, including those described under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date of this prospectus. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and under Part II, Item 1A. “Risk Factors” of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, this prospectus and in our other filings with the SEC, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

v

ABOUT SOLARIS ENERGY INFRASTRUCTURE, INC.

Solaris Energy Infrastructure, Inc. and its consolidated subsidiaries provide mobile and scalable equipment-based solutions for use in distributed power generation as well as the management of raw materials used in the completion of oil and natural gas wells. Headquartered in Houston, Texas, Solaris serves multiple U.S. end markets, including energy, data centers, and other commercial and industrial sectors. Solaris delivers these offerings through its Solaris Logistics Solutions and Solaris Power Solutions business segments.

Our principal executive offices are located at 9651 Katy Freeway, Suite 300, Houston, Texas 77024, and our telephone number is (281) 501-3070. Our website address is solaris-energy.com. The information on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders. However, pursuant to the Registration Rights Agreement, dated May 17, 2017, by and among us, Solaris Energy Infrastructure, LLC and each of the holders set forth on the signature pages thereto (the “Registration Rights Agreement”), we will pay the expenses, other than the underwriting discounts and commissions, associated with the sale of Class A common stock by the selling stockholders pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

Under our amended and restated certificate of incorporation, as amended, our authorized capital stock consists of 600,000,000 shares of Class A common stock, $0.01 par value per share 180,000,000 shares of Class B common stock, $0.00 par value per share (“Class B common stock”), and 50,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, there were 30,455,600 shares of our Class A common stock outstanding, 30,136,749 shares of our Class B common stock outstanding and no shares of our preferred stock outstanding.

The following description of capital stock is based upon our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and applicable provisions of law. We have summarized certain portions of our amended and restated certificate of incorporation and amended and restated bylaws below. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Class A Common Stock

Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. The holders of shares of Class A common stock do not have cumulative voting rights in the election of directors.

Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.

Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of shares of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

Generally. Each member of Solaris Energy Infrastructure, LLC (“Solaris LLC”) has received one share of Class B common stock for each unit of Solaris LLC (the “Solaris LLC Unit”) that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds.

Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be adopted by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock, and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or redeemable for shares of Class A common stock on the same terms is simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon the Company’s liquidation or winding up.

Redemption Right. Each Member of Solaris LLC has received one share of Class B common stock for Solaris LLC Unit that it holds. Accordingly, each member of Solaris LLC has a number of votes in the Company equal to the aggregate number of Solaris LLC Units that it holds. Pursuant to the second amended and restated limited liability company agreement of Solaris LLC, as amended from time to time (the “Solaris LLC Agreement”), each holder of Solaris LLC Units has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of Class B common stock, for shares of Class A common stock (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 50,000,000 shares of preferred stock. Each class or series of preferred stock will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation,

Our Amended and Restated Bylaws and Delaware Law

Certain provisions of Delaware law and certain provisions of our amended and restated certificate of incorporation and our amended and restated bylaws described below could make it more difficult for a third party to acquire the Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Our amended and restated certificate of incorporation provides that we are not governed by Section 203 of the Delaware General Corporation Law (“DGCL”), which, in the absence of such provisions, would have imposed additional requirements regarding mergers and other business combinations. Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the New York Stock Exchange, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock entitled to vote thereon, voting together as a single class;

•

provide that special meetings of our stockholders may only be called by our board of directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships;

•

provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•

provide that the affirmative vote of the holders of at least 75% of the voting power of all then outstanding common stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any or all of the directors from office and such removal may only be for cause; and

•	provide that our amended and restated bylaws can be amended by the board of directors.

Corporate Opportunity

Under our amended and restated certificate of incorporation, to the extent permitted by law:

•

Yorktown Partners LLC and our directors who are not also our officers (collectively, the “Designated Parties”) have the right to, and have no duty to abstain from, exercising such right to, conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients or customers, or invest or own any interest publicly or privately in, or develop a business relationship with, any business that is competitive or in the same line of business as us;

•	if the Designated Parties acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us; and

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;

•

any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or

•

any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

The choice of forum provisions summarized above are not intended to, and would not, apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders may be subject to increased costs to bring these claims, and the choice of forum provisions could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreement with any future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision that is in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on the NYSE under the symbol “SEI.”

REDEMPTION OF SOLARIS LLC UNITS AND CLASS B COMMON STOCK

Solaris LLC’s limited liability company agreement provides for a single class of units we refer to as “Solaris LLC Units.” Each holder of Solaris LLC Units (a “Solaris LLC Unit Holder”) has received one share of our Class B common stock for each Solaris LLC Unit held by such Solaris LLC Unit Holder. Pursuant to the Solaris LLC Agreement, each Solaris LLC Unit Holder has the right to redeem his or her Solaris LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A Common Stock (or cash at our election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications). As holders exchange their Solaris LLC Units and Class B common stock for Class A common stock, our relative interest in Solaris LLC will increase.

The selling stockholders will each generally bear his or her own expenses in connection with a redemption, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such a redemption.

SELLING STOCKHOLDERS

The selling stockholders named below may offer to sell from time to time in the future up to an aggregate of 12,294,549 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”) under this prospectus, including 12,294,549 shares of Class B common stock redeemable, together with an equal number of Solaris LLC Units, on a one for one basis for shares of our Class A common stock.

The term “selling stockholders” includes the stockholders listed in the table below and their permitted transferees and assignees or other successors.

Except as described in the footnotes to the following table and under the subsection below entitled “—Material Relationships with Selling Stockholders,” none of the persons named in the table set forth below has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

The following table sets forth information as of the date of this prospectus by each selling stockholder regarding (i) the beneficial ownership of shares of our Class A common stock and our Class B common stock and (ii) the number of shares of our Class A common stock that may from time to time be offered or sold pursuant to this prospectus, assuming each selling stockholder has redeemed all Solaris LLC Units, together with an equal number of shares of our Class B common stock, beneficially owned by him or her for an equivalent number of shares of our Class A common stock. The information regarding shares of our Class A common stock and our Class B common stock beneficially owned after the offering assumes the sale of all shares of our Class A common stock offered by the selling stockholders (including shares of Class B common stock redeemable, together with an equal number of Solaris LLC Units, on a one for one basis for shares of our Class A common stock) and that the selling stockholders do not acquire any additional shares of our Class A common stock or our Class B common stock.

No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in a supplement to this prospectus or in an amendment to the related registration statement that has become effective. We may supplement or amend this prospectus to include additional selling stockholders.

The following table sets forth information relating to the selling stockholders as of the date of this prospectus, based on information supplied to us by the selling stockholders on or prior to that date and information filed with the SEC. We have not sought to verify such information. The selling stockholders may hold or acquire at any time shares of our Class A common stock or our Class B common stock in addition to the shares offered by this prospectus and may have acquired additional shares of our Class A common stock or our Class B common stock since the date on which the information reflected herein was provided to us. Additionally, the selling stockholders may have sold or transferred some or all of their shares of our Class A common stock or our Class B common stock in transactions exempt from the registration requirements of the Securities Act since such date. Other information about the selling stockholders may also change over time. The following table sets forth the maximum number of shares of our Class A common stock that may be sold by the selling stockholders identified below under this prospectus. Because the selling stockholders may offer all or some of their shares of our Class A common stock or our Class B common stock from time to time, we cannot estimate the number of shares of our Class A common stock or our Class B common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholders. The selling stockholders are not obligated to sell any of the shares of Class A common stock offered by this prospectus. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. The selling stockholders may also offer and sell less than the number of shares of Class A common stock indicated. The selling stockholders are not making any representation that any shares of Class A common stock covered by this prospectus will or will not be offered for sale.

	Shares Beneficially Owned Before the Offering						Shares of Class A Common Stock that may be sold hereby(3)	Shares Beneficially Owned After the Offering
Selling Stockholders(1)	Class A Common Stock		Class B Common Stock		Combined Voting Power(2)			Class A Common Stock(4)		Class B Common Stock		Combined Voting Power(2)
	Number	% of Class	Number	% of Class	Number	%		Number	% of Class	Number	% of Class	Number	%
Yorktown Energy Partners X, L.P.(5)(6)	—	—	8,054,234	26.7%	8,054,234	13.3%	8,054,234	—	—	—	—	—	—
William A. Zartler(7)(8)	864,963	2.8%	4,240,315	14.1%	5,105,278	8.4%	4,240,315	864,963	2.8%	—	—	864,963	1.4
Solaris Energy Capital, LLC(8)(9)	—	—	3,513,496	11.7%	3,513,496	5.8%	3,513,496	—	—	—	—	—	—

*	Represents less than 1%.
(1)	Each of the selling stockholders is a member of Solaris LLC and has received one share of Class B common stock for each Solaris LLC Unit that it holds.
(2)

Represents percentage of voting power of our Class A common stock and Class B common stock voting together as a single class. Each share of Class B common stock has no economic rights, but entitles the holder thereof to one vote for each Solaris Unit held by such holder. Accordingly, the holders of our Class B common stock collectively have a number of votes in Solaris equal to the number of Solaris LLC Units that they hold. See “Description of Capital Stock—Class A Common Stock” and “Description of Capital Stock—Class B Common Stock.”

(3)

Includes shares of our Class B common stock owned by the selling stockholders that, subject to the terms of the Solaris LLC Agreement, are, together with an equivalent number of Solaris LLC Units, redeemable at any time and from time to time for shares of Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications.

(4)

Assumes that the selling stockholders dispose of all the shares of Class A common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of Class A common stock covered by this prospectus.

(5)	Based on a Schedule 13G/A filing with the SEC on February 14, 2023. Yorktown Energy Partners X, L.P. reported sole voting and dispositive power as to 8,054,234 shares of Class B common stock.
(6)

Yorktown X Company L.P. is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company L.P. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company L.P. and Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. W. Howard Keenan, Jr., a director of the Company, is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P.

(7)

Based on a Schedule 13G/A filing with the SEC on February 15, 2024 and a Form 4 filed on March 5, 2024. Mr. Zartler reported sole voting and dispositive power as to 864,963 shares of Class A common stock and 4,240,315 shares of Class B Common Stock, which includes 3,513,496 shares of Class B common stock held through Solaris Energy Capital, LLC where Mr. Zartler is the sole member and has authority to vote or dispose of those shares in his sole discretion.

(8)

Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(9)	Based on a Schedule 13G/A filing with the SEC on February 15, 2022. Solaris Energy Capital, LLC reported sole voting and dispositive power as to 3,513,496 shares of Class B common stock.

Material Relationships with Selling Stockholders

Our material relationships with the additional selling stockholders listed herein and their affiliates are set forth in the section entitled “Related Party Transactions” of our definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2024, which such information is incorporated herein by reference.

Any applicable prospectus supplement, amendment or other permissible disclosure document will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of this prospectus supplement.

PLAN OF DISTRIBUTION

The selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, on one or more exchanges, directly to one or more purchasers, through a combination of any of the foregoing methods of sale, or through any other method permitted by applicable law.

In addition, the selling stockholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling stockholders may be required by the securities laws of certain states to offer and sell the shares of common stock only through registered or licensed brokers or dealers.

We will not receive any of the proceeds from the offering by the selling stockholders of the shares of Class A common stock offered under this prospectus. If the shares are sold through underwriters or broker-dealers, we will not be responsible for underwriting discounts or commissions or agents’ commissions.

The selling stockholders may set the price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

The selling stockholders may change the price of the securities offered from time to time.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

From time to time, the selling stockholders may pledge or grant a security interest in some or all of the securities in respect of which this prospectus is delivered. If a selling stockholder defaults in performance of its secured obligations, the pledged or secured parties may offer and sell the securities from time to time by this prospectus. The selling stockholders also may transfer the securities in other circumstances. The number of securities beneficially owned by a selling stockholder will decrease as and when it transfers its securities or defaults in performing obligations secured by the securities. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, distributees, pledgees, affiliates, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

Broker-dealers or other persons may receive discounts or commissions from the selling stockholders, or they may receive commissions from purchasers of the shares of common stock for whom they acted as agents, or both. Any of such discounts or commissions might be in excess of those customary in the types of transactions involved. Broker-dealers or other persons engaged by the selling stockholders may allow other broker-dealers or other persons to participate in resales. If a broker-dealer purchases securities as a principal, it may resell the securities for its own account under this prospectus. A distribution of the securities by the selling stockholders may also be effected through the issuance by the selling stockholder or others of derivative securities, including warrants, exchangeable securities, forward delivery contracts and the writing of options.

If the selling stockholders sell the securities in respect of which this prospectus is delivered in an underwritten offering, the underwriters may acquire the securities for their own account and resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In any such event described above in this paragraph, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement to this prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities specified in the supplement if they purchase any of the securities.

If a prospectus supplement so indicates, the selling stockholders may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase these securities to which such prospectus supplement relates, providing for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the number of these securities that may be sold pursuant to such arrangements. Agents, dealers or underwriters will not have any responsibility in respect of the validity of such arrangements or such institutional investors thereunder.

The aggregate proceeds to the selling stockholders from the sale of the securities will be the purchase price of the units less the aggregate agents’ discounts or commissions, if any, and other expenses of the distribution not borne by us. The selling stockholders and any agent, broker or dealer that participates in sales of securities offered by this prospectus may be deemed “underwriters” under the Securities Act and any profits, commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

The selling stockholders may offer the shares of Class A common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Underwriters and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Any of the selling stockholders’ underwriters or agents or any of either of their affiliates may be customers of, engage in transactions with and perform services for us, and/or the selling stockholders or their affiliates in the ordinary course of business.

We and the selling stockholders expect to agree to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the selling stockholders may agree to indemnify any underwriters, broker-dealers and agents against, or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act.

We have informed the selling stockholders that during such time as they may be engaged in a distribution of the shares of common stock covered by this prospectus they are required to comply with Regulation M under the Exchange Act. With exceptions, Regulation M prohibits the selling stockholders, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete.

We have informed each selling stockholder that they are legally required to deliver copies of this prospectus in connection with any sale of securities made under this prospectus in accordance with applicable prospectus delivery requirements.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

LEGAL MATTERS

The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Solaris Oilfield Infrastructure, Inc. (n/k/a Solaris Energy Infrastructure, Inc.) as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and the independent registered public accounting firm’s report on management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Mobile Energy Rentals, LLC as of December 31, 2023 and December 31, 2022, and for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent auditors, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding Mobile Energy Rentals, LLC’s ability to continue as a going concern.

6,500,000 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

    , 2024

Santander